FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE


                                February 23, 1998





   Aliant Communications Inc.
   1440 M Street
   Lincoln, NE  68506

   Ladies and Gentlemen:

             We have acted as counsel for Aliant Communications Inc., a Nebraska corporation (the "Company") in connection with the preparation of a Form S-3 Registration Statement, including the Prospectus constituting a part thereof (such Registration Statement as amended up to and including the date hereof is referred to herein as the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance and sale of up to $250,000,000 principal amount of debt securities (the "Debt Securities") in the manner set forth in the Registration Statement and Prospectus. The Debt Securities may be offered from time to time in one or more series. Each series of Debt Securities will be issued under that certain Indenture between the Company and U.S. Bank National Association, as Trustee, dated as of February 23, 1998 (the "Indenture"), and a supplemental indenture (the "Supplemental Indenture"), resolutions of the Board of Directors (the "Board of Directors") or an officer's certificate (the "Officer's Certificate"), as the case may be, providing for the issuance of such series.

             In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Articles of Incorporation and By-laws of the Company, as amended; (d) the Indenture; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a validly existing corporation under the laws of the State of Nebraska.

             2. The Debt Securities, when executed, authenticated and issued in the manner and for the consideration contemplated by the Registration Statement and Prospectus, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application and equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, that prior to the issuance of the Debt Securities, there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

             (a) The completion of the requisite procedures under the applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended; and

             (b) the due execution and delivery of the Supplemental Indenture, the Board Resolutions or the Officer's Certificate, as the case may be, creating the applicable series of Debt Securities, and the filing of other documents and the taking of such other actions or proceedings as provided in the Indenture with respect to the issuance of the Debt Securities thereunder.

             We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                 Very truly yours,

                                 /s/ FOLEY & LARDNER

                                 FOLEY & LARDNER